AMENDMENT TO
                          ROCK BOTTOM RESTAURANTS, INC.
                              EQUITY INCENTIVE PLAN


         WHEREAS, the Equity Incentive Plan (the "Plan") of Rock Bottom Restaurants, Inc. (the "Company") was amended on January 23, 1998 to provide for full and automatic vesting upon a Change in Control (as defined in the Plan);

         WHEREAS, in amending the Plan, certain provisions regarding the discretionary authority of the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") were deleted; and

         WHEREAS, by resolution dated March 18, 1999, the Board approved an amendment to the Plan to reinstate the discretionary authority of the Committee with respect to certain matters in connection with the Plan.

         NOW,  THEREFORE,  pursuant to the authority  granted to the Board under
Section 14 of the Plan to amend the Plan, the Plan is hereby amended to clarify the discretionary rights of the Committee upon a Change in Control effective as of January 23, 1998, by adding the following sentence to the end of subsection 10.1:

                  "In the event of a Change in Control, the Committee may, in its sole discretion, without obtaining stockholder approval, pay cash to any or all Option Holders in exchange for the cancellation of any or all of their outstanding Options in an amount equal to the difference between (x) the Option Price of such Options and (y) the greater of (I) the Fair Market Value of the Stock on the date of the cancellation of the Option, or (II) the consideration paid in such transaction for the Company's shares; or provide that any or all outstanding Options held by any or all Option Holders will be exchanged or converted into options for or other equity securities of the surviving corporation or of the acquiring corporation or any affiliate thereof."

         IN WITNESS WHEREOF, as referenced above, this Amendment was approved by resolution of the Board by resolution dated March 18, 1999, and is effective as provided herein upon execution by an authorized officer of the Company as of this 18th day of March, 1999.


                                    By:      /s/   William S. Hoppe
                                    Its:     Executive Vice President,
                                    Chief Administrative Officer and
                                    Chief Financial Officer